Exhibit 99.1

3560 Bassett Street, Santa Clara CA 95054

Cameron McAulay	Jack Perkins
Chief Financial	KCSA
Officer	Communications
(408) 986-9888	Intevac@kcsa.com

Intevac Provides Cash and Revenue Guidance, Announces Dividend, Further Restructuring to Strengthen Profitability, and Investigation of Strategic Options

2024 Year-end Cash Expected to be $70-$72 million

2025 Revenue Expected to be $52-$55 million

Quarterly Dividend of $0.05 per share to Begin in Q1 2025

HDD Business Projected to Generate ~$200 million of Revenue Over Next Three Years

SANTA CLARA, Calif.— Intevac, Inc. (Nasdaq: IVAC) (“Intevac” or the “Company”) today announced its anticipated year end cash position, 2025 revenue guidance, commencement of quarterly dividends, further restructuring to strengthen profitability, and a renewed focus on its pursuit of strategic options.

At year end Intevac’s cash position, composed of restricted cash, and investments, is expected to be in the range of $70-$72 million. 2025 revenue is expected to be in the range of $52-$55 million. The Company is committed to maintaining disciplined spending and balance sheet strength for long-term competitiveness and sustainability.

Intevac also announced today that its Board of Directors intends to commence quarterly dividends of $0.05 per share to be paid beginning in the First Quarter of 2025. These quarterly dividends are subject to approval by the Board of Directors at the customary times that those dividends are declared.

“The strength of Intevac allows us to commence a capital distribution to our shareholders,” commented Chairman of the Board Kevin Barber. “This is supported by our strong cash flows enabling a sustainable ongoing quarterly dividend. This new dividend policy demonstrates our confidence in the growth potential and future cash flow of the Company.”

As previously announced on the Company’s Third Quarter earnings call, Intevac has made a strategic shift from its TRIO technology (“TRIO”) to focus on the Hard Disk Drive (“HDD”) sector. This was the result of TRIO not meeting the Company’s expected performance and market penetration, and as a consequence, the Company has decided to close the TRIO business and impair the remaining assets. This rightsizing has been completed with Intevac recording a one-time charge of up to $35 million consisting of the following:

•	Up to $1.0 million in cash charges, consisting of severance payments and purchase order commitments

•	Up to $34 million in non-cash charges, consisting of inventory, fixed assets, intangible assets and facilities costs.

The Company anticipates that this restructuring will materially strengthen its profitability, with annualized savings being realized in 2025.

Intevac is a critical supplier to the HDD industry. The restructuring will allow Intevac to both increase efficiency and streamline complexity as it strengthens its core HDD business in anticipation of HAMR being adopted industry wide. This industry adoption of HAMR is driven by data center growth fueled by the cloud and AI, and the Company expects growth in HDD moving forward.

“There is no question that our outlook for the HDD business over the 2025 to 2027 time period has improved materially and we now have a strong outlook for growth, and a return to EBITDA profitability and positive free cash flow generation expected in our 2025 forecast,” said Mr. Barber. “Intevac has value embedded across the range of our HDD products, technology, and customer relationships that we’ve developed over the years, and we believe our current market capitalization does not fully reflect the growth potential and profitability of the Company.”

“We see a robust HDD business in the future with around $200 million of revenue forecasted for the next three years,” said CEO, Nigel Hunton. “We have strong confidence in our long-term strategy, the capability of our leadership team and ability to deliver growth, and we have the vision and capabilities to achieve our goal of enabling the HDD industry’s transition to HAMR.”

In 2024, Intevac secured a second significant customer for HAMR with initial upgrades completed. As the HDD market opportunity strengthens, the Company plans to leverage its large installed base, its leadership position in HDD, its R&D capabilities in Santa Clara, CA, and its infrastructure in Singapore to deliver on its next phase of growth.

As announced in June 2023, Intevac has retained investment banking firm Houlihan Lokey Capital, Inc. (“Houlihan Lokey”) to advise management and the Board of Directors on the Company’s strategic alternatives. The active pursuit and focus on TRIO opportunities during 2023 and the first three quarters of 2024, along with unfavorable market conditions for the Company’s HDD products, inhibited Intevac’s ability to pursue strategic alternatives at that time.

Following Intevac’s restructuring with an increased focus and improved market conditions for HDD, and the resulting improved pro forma forecasted EBITDA profitability, Houlihan Lokey is actively pursuing strategic alternatives, including discussions with interested parties, for the Company.

Additionally, the Company’s Board of Directors has updated the composition of its Strategic Committee. This committee is now comprised of independent directors Kevin Barber, David Dury and Ryan Vardeman. The Strategic Committee will work with Company management and Houlihan Lokey in evaluating options to increase stockholder value.

Regarding the appointment of Houlihan Lokey and a Strategic Committee of the Board of Directors, there can be no assurance that the exploration process will result in any transaction or other strategic alternative, and Intevac has not set a definitive timetable for completion of this process. The Company does not expect to disclose further developments relating to this strategic evaluation process, unless and until the Board of Directors approves a specific transaction or otherwise concludes this review of strategic alternatives.

About Intevac

Founded in 1991, we are a leading provider of thin-film process technology and manufacturing platforms for high-volume manufacturing environments. With over 30 years of leadership in designing, developing, and manufacturing high-productivity, thin-film processing systems, we deploy our materials science expertise primarily to the hard disk drive (HDD) industry. Our industry-leading 200 Lean® platform is our flagship system, supporting the majority of the world’s capacity for HDD disk media production, including the vast majority of the industry’s most advanced, leading-edge, heat-assisted magnetic recording (HAMR) media. The majority of Intevac’s HDD business for the last several years has been focused on enabling the upgrades of the installed base of worldwide media capacity in close partnership with our HDD customers, thus enabling their technology roadmaps. For more information call 408-986-9888, or visit the Company’s website at www.intevac.com.

200 Lean® is a registered trademark of Intevac, Inc.

Safe Harbor Statement

This press release includes statements that constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Reform Act”). Intevac claims the protection of the safe-harbor for forward-looking statements contained in the Reform Act. These forward-looking statements are often characterized by the terms “may,” “believes,” “projects,” “expects,” or “anticipates,” and do not reflect historical facts. Specific forward-looking statements contained in this press release include, but are not limited to: quotations from management, the Company’s expected 2024 cash balance, 2025 revenue and revenue growth potential, improved profitability, effects of restructuring activities, exploration of strategic alternatives, market capitalization, strategies, and future financial performance, including improved operating results and preserving the strength of the balance sheet. The forward-looking statements contained herein involve risks and uncertainties that could cause actual results to differ materially from the Company’s expectations. These risks include, but are not limited to, global macroeconomic conditions and supply chain challenges including shipment delays, availability of components, and freight, logistics and other disruptions, and changes in costs and market dynamics that could change the forecasts and delivery schedules for both our systems and upgrades, as well as risks regarding exploring strategic alternatives, each of which could have a material impact on our business, our financial results, and the Company’s most recent stock price. These risks and other factors are detailed in the Company’s periodic Form 10-K and 10-Q filings with the U.S. Securities and Exchange Commission.

All forward-looking statements in this press release are based on information available to the Company as of the date hereof, and Intevac does not assume any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made, except as required by law. Any future product, service, feature, or related specification that may be referenced in this release is for informational purposes only and is not a commitment to deliver any offering, technology or enhancement.

Investor Relations Contact:

David Hanover or Jack Perkins

KCSA Strategic Communications

Intevac@kcsa.com